Exhibit 99.B(e)(2)

SCHEDULE A

TO THE DISTRIBUTION AGREEMENT

DATED AS OF SEPTEMBER 16, 2002 AND AMENDED SEPTEMBER 17, 2003 AND Dec. 5, 2005

BETWEEN

SEI ASSET ALLOCATION TRUST

AND

SEI INVESTMENTS DISTRIBUTION CO.

This Agreement shall apply with respect to portfolios of the Trust, either now existing or in the future created.  The following is a listing of the current portfolios of the Trust:

Diversified Conservative Income Fund

Diversified Conservative Fund

Diversified Global Moderate Growth Fund

Diversified Moderate Growth Fund

Diversified Global Growth Fund

Diversified Global Stock Fund

Diversified U.S. Stock Fund

Defensive Strategy Fund

TM Defensive Strategy Allocation Fund

Conservative Strategy Fund

TM Conservative Strategy Allocation Fund

Moderate Strategy Fund

TM Moderate Strategy Allocation Fund

Aggressive Strategy Fund

Tax-Managed Aggressive Strategy Fund

Core Market Strategy Fund

TM Core Market Strategy Allocation Fund

Market Growth Strategy Fund

TM Market Growth Strategy Allocation Fund

SEI ASSET ALLOCATION TRUST		SEI INVESTMENTS DISTRIBUTION CO.

By:	/s/ Sofia A. Rosala	By:	/s/ Al J. DelPizzo

Name:	Sofia A. Rosala	Name:	Al J. DelPizzo

Title:	Vice President & Assistant Secretary	Title:	VP
12-5-05